Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of La Jolla Pharmaceutical Company (the “Company”) for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2022

/s/ Larry Edwards
Larry Edwards
President and Chief Executive Officer (principal executive officer)

/s/ Michael Hearne
Michael Hearne
Chief Financial Officer (principal financial and accounting officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by Section 906 has been provided to La Jolla Pharmaceutical Company and will be retained by La Jolla Pharmaceutical Company and furnished to the Securities and Exchange Commission or its staff upon request.